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                                                                      EXHIBIT 22

CONSENT OF REGISTERED INDEPENDENT ACCOUNTANTS

As registered independent public accountants, we herby consent to the incorporation by reference in this Annual Report (Form 10-K) of our report dated March 15, 2005 included in the 2004 Annual Report to Shareholders of Sonesta International Hotels Corporation.


/s/ Vitale, Caturano & Company
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VITALE, CATURANO & COMPANY, LTD.


Boston, Massachusetts
March 30, 2005

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REPORT OF REGISTERED INDEPENDENT ACCOUNTANTS ON SUPPLEMENTAL SCHEDULE TO THE
CONSOLIDATED FINANCIAL STATEMENTS


To the Board of Directors and Stockholders of Sonesta International Hotels Corporation:

In connection with our audit of the consolidated financial statements of Sonesta International Hotels Corporation referred to in our report dated March 15, 2005, which is included in the 2004 Annual Report to Shareholders of Sonesta International Hotels Corporation and incorporated by reference in Part II of this form, we have also audited Schedule II as it relates to the year ended December 31, 2004. In our opinion, this schedule presents fairly, in all material respects, the financial data as of and for the year ended December 31, 2004, required to be set forth therein.


/s/ Vitale, Caturano & Company
------------------------------
VITALE, CATURANO & COMPANY, LTD.


Boston, Massachusetts
March 15, 2005

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